UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  August 3, 2006

GigaBeam Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-50985	20-0607757
(Commission File Number)	(IRS Employer Identification No.)

470 Springpark Place, Suite 900, Herndon, VA	20170
(Address of Principal Executive Offices)	(Zip Code)

(571) 283-6200
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On November 15, 2005, the Company filed a Current Report on Form 8-K (the “2005 Form 8-K”) with the Securities and Exchange Commission. In the 2005 Form 8-K, the Company set forth that it had disclosed certain information to selected institutional investors, including forecasts and projections of future financial results. On August 3, 2006, the Company announced that it is terminating its Middle East and North Africa reseller/distributor agreement; and that such termination creates near term uncertainty in selected international markets, which will result in delayed revenue and delayed revenue growth for the Company. As a result, the Company will not achieve the forecasted results set forth in the 2005 Form 8-K. Future results may differ materially from those stated in the 2005 Form 8-K due to the foregoing as well as certain known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, including those contained in the Company’s Form 10-KSB for its fiscal year ended December 31, 2005 and its other Securities and Exchange Commission filings. The Company undertakes no obligation to update this information to reflect subsequent occurring events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GigaBeam Corporation (Registrant)

Date: August 3, 2006	By:	/s/ Louis S. Slaughter
Louis S. Slaughter
Chief Executive Officer